Exhibit 10.1
SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 23, 2009, is made and entered into by and among DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”).
RECITALS:
     A. The Seller and U.S. Bank are parties to that certain Master Repurchase Agreement, dated as of March 27, 2008, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of March 5, 2009 (the “Repurchase Agreement”).
     B. The Seller and U.S. Bank desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
     In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2. Amendments.
     2.1 Definitions.
     (a) The definition of “Super Jumbo Mortgage Loan” is deleted in its entirety.
     (b) A new definition of “High CLTV MIP Mortgage Loan” is added as follows:
     “High CLTV MIP Mortgage Loan” means a MIP Mortgage Loan which has a Cumulative Loan-to-Value Ratio greater than 100% but not exceeding 105.5%.
     (c) The definitions of “Agency-eligible Forty Year Loans,” “Balance Funded Rate,” “Buyers’ Margin Percentage,” “Conforming Mortgage Loan,” “Funding Account,” “LIBOR Margin,” “LIBOR Rate” “MIP Mortgage Loan” and “Repurchase Settlement Account” in Section 1.2 of the Repurchase Agreement are amended to read in their entireties as follows:

     “Agency-eligible Forty Year Loans” means fully documented amortizing Conforming Mortgage Loans which have original terms to stated maturity greater than thirty (30) year and up to forty (40) years, in an original principal amount not to exceed $750,000 and are eligible for purchase by an Agency.
     “Balance Funded Rate” means four and one-half percent (4.50%) per annum (or, with respect to that portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination exceeds $100,000,000, five percent (5.00%)).
     “Buyers’ Margin Percentage” means:
     (i) for all Purchased Loans except Jumbo Mortgage Loans and High CLTV MIP Mortgage Loans ninety-five percent (95%);
     (ii) for Jumbo Mortgage Loans, ninety-three percent (93%); and
     (iii) for High CLTV MIP Mortgage Loans, ninety-two percent (92%).
     “Conforming Mortgage Loan” means a conventional first priority Single-family residential Mortgage Loan that is either (i) FHA insured, (ii) VA guaranteed, (iii) guaranteed or provided under the USDA Rural Development program, (iv) eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, or (v) a conventional mortgage loan that fully conforms to all Agency underwriting and other requirements and excluding expanded criteria loans as defined under any Agency program.
     “Funding Account” means the Seller’s non-interest bearing demand deposit account number 104756234340 maintained with U.S. Bank, into which the Administrative Agent may transfer funds (funds paid by the Buyers as Purchase Price) and from which the Administrative Agent is authorized to disburse funds to the Seller or its designee (such as its closing agents) for the funding of Transactions. The Funding Account shall be subject to setoff by the Administrative Agent for Pro Rata distribution to the Buyers and shall be subject to the control of the Administrative Agent.
     “LIBOR Margin” means 2.50% (or, with respect to that portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination, exceeds $100,000,000, 3.00%).
     “LIBOR Rate” means, on any Determination Date, the average offered rate for deposits in United States dollars having a maturity of one

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month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such Determination Date which appears on the Reuters Screen, LIBOR01 Page, or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, or the rate for such deposits determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Administrative Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Administrative Agent in the interbank LIBOR market at such time for delivery in immediately available funds on such date of determination in an amount equal to $1,000,000 (round upward, if necessary, to the nearest 1/16 of 1%).
     “MIP Mortgage Loan” means a first priority Single-family residential Mortgage Loan (i) that is (a) FHA insured, (b) VA guaranteed, (c) guaranteed or provided under the USDA Rural Development program or (d) is eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, and (ii) the principal amount of which includes a prepaid mortgage insurance premium or other similar mortgage insurance obligations.
     “Repurchase Settlement Account” means the Seller’s non-interest bearing demand deposit account number 104756234365 maintained with U.S. Bank, to be used for (a) the Administrative Agent’s and the Buyers’ deposits of Purchase Price payments for Purchased Loans (including any Swing Line Purchases) to the extent not deposited directly in the Funding Account, (b) any principal payments received by the Administrative Agent or the Custodian (other than regular principal and interest payments) on any Purchased Loans; (c) the Administrative Agent’s deposit of Repurchase Price payments received from the Seller or from an Approved Investor for the Seller’s account for distribution to the Buyers and (d) only if and when (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Administrative Agent (acting with the requisite consent of the Buyers as provided in this Agreement) and (ii) no Event of Default has occurred unless the Administrative Agent has declared in writing that it has been cured or waived, transfer to the Operating Account of proceeds of sales or other dispositions of Purchased Loans to an Approved Investor in excess (if any) of the Repurchase Price of such Purchased Loan. The Repurchase Settlement Account is (and shall continuously) constitute collateral for the Obligations. The Repurchase Settlement Account shall be subject to setoff by the Administrative Agent for Pro Rata distribution to the Buyers. The Repurchase Settlement Account shall be a blocked account from which the

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Seller shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Administrative Agent (acting with the requisite consent of the Buyers as provided herein), although under the circumstances described in clause (d) of the preceding sentence and subject to the conditions specified in that clause, the Administrative Agent shall use diligent and reasonable efforts to cause amounts in excess of the applicable Repurchase Prices that are deposited to the Repurchase Settlement Account before 3:00 PM on a Business Day to be transferred to the Operating Account on that same Business Day or on the Business Day thereafter when the Administrative Agent next determines the Buyers’ Pro Rata shares of such Purchase Price payment amounts or Repurchase Prices received.
     2.2 Syndication of Purchases. Section 3.2 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
          3.2 Syndication of Purchases.
     (a) Regular Transactions. When a Request/Confirmation is received by the Administrative Agent for a Transaction to be funded initially as a Regular Transaction, the Administrative Agent shall give notice by fax or, at the Administrative Agent’s discretion, e-mail backed up by fax, to each Buyer of the requested Transaction and that Buyer’s Funding Share thereof, by 2:00 p.m. on the Business Day when the requested Transaction is to be funded by the Buyers, and each Buyer shall cause its Funding Share to be transferred to the Administrative Agent in accordance with the Administrative Agent’s instructions, so that the Administrative Agent receives such Funding Share in immediately available funds within two (2) hours after receiving such notice and in any case by 4:00 p.m. on such Business Day. Provided that the conditions set forth in Section 14 have been satisfied or waived with the requisite consent of the Buyers as provided herein, the Administrative Agent shall transfer the sum of the Purchase Prices for the Transaction to the Funding Account and disburse the sum of the Purchase Prices for the Transaction to the Seller or to its designee(s) for their account.
     (b) Swing Line Transactions. U.S. Bank shall notify each Buyer no later than 2:00 p.m. on each Swing Line Refunding Due Date of such Buyer’s Funding Share of the Swing Line Transactions that are to be converted to Regular Transactions on such date. If at the time each such Swing Line Transaction was funded, U.S. Bank reasonably believed that all of the conditions set forth in Section 2.5 were satisfied in all material respects, then the other Buyers shall be (subject to the provisions of this Agreement and the other Repurchase Documents) unconditionally and irrevocably obligated to timely fund their respective Funding Shares of such Transactions, irrespective of whether in the meantime any Default or Event of Default has occurred or been discovered, and irrespective of whether in the meantime some or all of the Buyers’ Commitments

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have lapsed, expired or been canceled, rescinded or terminated with or without cause, or have been waived, released or excused for any reason whatsoever, so that (a) the Swing Line is paid down by the required amount on each Swing Line Refunding Due Date and (b) all Swing Line Transactions are converted to Regular Transactions with each Buyer having funded its Funding Share thereof. All Price Differential accrued on Swing Line Transactions to the applicable Swing Line Refunding Due Date shall be due and payable by the Seller to the Administrative Agent (for distribution to U.S. Bank) within two (2) Business Days after the Administrative Agent bills the Seller for such Price Differential (which billing shall occur monthly) but in no event later than the Termination Date. All amounts due from the Buyers under this Section 3.2 shall be transmitted by federal funds wire transfer in accordance with the Administrative Agent’s instructions. The Administrative Agent shall disburse to U.S. Bank an amount equal to the sum of the Funding Shares received from the Buyers on any day against each Transaction that was initially funded as a Swing Line Transaction (excluding U.S. Bank’s own Funding Share thereof); provided that if a Buyer other than U.S. Bank advises the Administrative Agent by telephone and confirms the advice by fax that such Buyer has placed all of its Funding Share on the federal funds wire to the account designated by the Administrative Agent, the Administrative Agent shall continue to keep the Swing Line Transaction outstanding to the extent of that Buyer’s Funding Share so wired until such Buyer’s Funding Share is received, and the Administrative Agent shall then repay U.S. Bank that still-outstanding portion of the Swing Line Transaction from such funds, and the Price Differential accrued at the Pricing Rate(s) applicable to the Transaction on that Funding Share for the period from (and including) the relevant Swing Line Refunding Due Date to (but excluding) the date such Buyer’s Funding Share is received by the Administrative Agent shall belong to U.S. Bank; provided, further that in no event shall U.S. Bank have any obligation to continue such portion of any Swing Line Transaction outstanding if and to the extent, if any, that doing so would cause the total amount funded by U.S. Bank and outstanding to exceed the Swing Line Limit. If any Buyer fails to transmit any funds required under this Section 3.2 so that such funds are received in accordance with the Administrative Agent’s instructions by 4:00 p.m. on the Swing Line Refunding Due Date (i.e., excluding any such failure caused by a federal funds wire delay), then that Buyer shall also be obligated to pay to U.S. Bank Price Differential on the Funding Share so due from such Buyer to U.S. Bank at the Federal Funds Rate from (and including) such Swing Line Refunding Due Date to (but excluding) the date of payment of such Funding Share.
     2.3 Sublimits. Sections 4.2(b) and (c) of the Repurchase Agreement are amended and restated in their entireties to read as follows:
     (b) The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) fifty-five percent (55%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) thirty percent (30%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).

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     (c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of that Sublimit is set forth in the third column):

	Maximum percentage of
	Maximum Aggregate
Type of Purchased Loan	Commitment	Name of Sublimit
Jumbo Mortgage Loans	10%	“Jumbo Mortgage Loans Sublimit”
Agency-eligible Forty Year Loans	5%	“Agency-eligible Forty Year Loans Sublimit”
High CLTV MIP Mortgage Loans	10%	“High CLTV MIP Mortgage Loan Sublimit”
     2.4 Section 5.1 of the Repurchase Agreement is amended by adding the following proviso at the end thereof:
; provided that, notwithstanding the foregoing, the Pricing Rate will not in any event be less than four and one-half percent (4.50%) (or, with respect to that portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination exceeds $100,000,000, five percent (5.00%)).
     2.5 MERS Covenants. Section 16.17(e) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     (e) register each Purchased Loan in the MERS System and designate the Administrative Agent as “interim funder” of such Purchased Loan no later than three (3) Business Days after it is purchased or deemed purchased hereunder;
     2.6 Events of Default. Clauses (d) and (e) of Section 18.1 of the Repurchase Agreement are hereby amended and restated in their entireties to read as follows:
     (d) Any covenant contained in Sections 16.1, 16.3, 16.4, 16.5, 16.10, 16.17, 17.1, 17.4, 17.12, 17.13, 17.14 and 17.15 shall have been breached and such breach remains unremedied for five (5) calendar days.
     (e) Except as provided elsewhere in this Section 18.1, any covenant contained in (i) Section 17 shall have been breached, (ii) Section 16 shall have been breached in any material respect, or (iii) any other covenant or agreement contained in any Repurchase Document is breached in any material respect, and in the case of (i), (ii) and (iii) above, such breach is not cured within fifteen (15) calendar days of the earlier of Seller’s knowledge of such breach or Seller’s receipt of notice of such breach from any source; provided, that in the case of covenants made with respect to the Purchased Loans, such circumstance shall not

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constitute an Event of Default if, after determining the Purchase Value of the Purchased Loans without taking into account the Purchased Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing.
     2.7 Agent’s Discretionary Actions. Section 22.5 of the Repurchase Agreement is amended by deleting the amount “$3,000,000” where it appears therein and inserting in lieu thereof the amount “$2,000,000”.
     2.8 Form of Request. Exhibit A to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A to this Amendment, which is substituted as Exhibit A to the Repurchase Agreement.
     2.9 Committed Sum. Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit B to this Amendment, which is substituted as Schedule BC to the Repurchase Agreement.
     2.10 Aging Disqualifiers. Schedule DQ to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C to this Amendment, which is substituted as Schedule DQ to the Repurchase Agreement.
     2.11 Eligible Loans. Schedule EL to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment, which is substituted as Schedule EL to the Repurchase Agreement.
Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery by the Seller of, and compliance by the Seller with, the following:
     (a) this Amendment duly executed by the Seller and U.S. Bank;
     (b) original resolutions of the Seller’s general partner’s board of directors, certified as of the date of this Amendment by the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer, authorizing the execution, delivery, and performance by the Seller of this Amendment and all other documents and instruments to be delivered by the Seller pursuant to this Amendment (the “Amendment Documents”);
     (c) a certificate of the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer as to (i) the incumbency of the Seller’s officers executing this Agreement and all other Amendment Documents executed or to be executed by or on behalf of the Seller and (ii) the authenticity of such officers’ signatures, specimens of which shall be included in such certificate or set forth on an exhibit attached to it (U.S. Bank shall be entitled to rely on that certificate until the Seller has furnished a new certificate to U.S. Bank);

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     (d) an amendment fee in the amount of $62,500; and
     (e) such other documents as U.S. Bank may reasonably request.
Section 4. Miscellaneous.
     4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents and the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
     4.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.
     4.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
     4.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby are hereby amended so that any reference in such Repurchase Documents to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
     4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
     4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, U.S. Bank, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without U.S. Bank’s prior written consent.
     4.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
     4.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE

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OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[The next page is the signature page.]

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     In witness whereof the parties have caused this Second Amendment to Master Repurchase Agreement to be executed as of the date first set forth above.

The Seller: DHI MORTGAGE COMPANY, LTD.
By:	DHI Mortgage Company, GP, Inc.,
its General Partner

By:	/s/ Mark C. Winter
	Name:	Mark C. Winter
	Title:	CFO / EVP
The Buyer, the Administrative Agent, and the Syndication Agent: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Edwin D. Jenkins
	Name:	Edwin D. Jenkins
	Title:	Senior Vice President

[Signature Page to Second Amendment to Master Repurchase Agreement]

EXHIBIT A
EXHIBIT A
to Master Repurchase Agreement
FORM OF REQUEST/CONFIRMATION

To:	From:
U.S. Bank National Association, Administrative Agent	DHI Mortgage Company, Ltd.
800 Nicollet Mall	12357 Riata Trace Parkway
Mortgage Banking Services BC-MN-H03B	Suite C-150
Minneapolis, MN 55402	Austin, TX 78727
Attention: Compliance Manager	Attention: Lisa Collett
Phone: 612-303-3543	Phone: 512-533-1382
Fax: 612-303-2255	Fax: 866-699-0331
Email: mortgagebankingservices@usbank.com	email: LPrice@dhimortgage.com
     Please refer to the Master Repurchase Agreement dated March 27, 2008 among DHI Mortgage Company, Ltd. (the “Seller”), U.S. Bank National Association (“U.S. Bank”), as a Buyer, the Administrative Agent and the Syndication Agent, and such other buyers party thereto (such other buyers, if any, together with U.S. Bank are herein referred to as the “Buyers”) which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is herein called the “Current Repurchase Agreement”. Any term defined in the Current Repurchase Agreement and used in this request shall have the meaning given to it in the Current Repurchase Agreement.
     The Seller currently qualifies under the Current Repurchase Agreement for, and hereby requests, purchases as set forth below (the “Requested Purchases”) to be made on the following Purchase Date: __________, 20___ (which must be a Business Day).
     The Pricing Rates for this Transaction shall be determined from time to time in accordance with the definition of that term in the Current Repurchase Agreement and the provisions of Section 5 of the Current Repurchase Agreement.

	Prime Rate	LIBOR Rate	Balance Funded Rate
Previous Day Aggregate Outstanding Purchase Price

Purchase Price To Be Advanced

Repurchase Price To Be Paid

Syndication Settlement Amount

Aggregate Outstanding Purchase Price
     The Buyers’ Margin Percentage, as specified in the definition of that term in the Current Repurchase Agreement, is:
     (i) for all Purchased Loans except Jumbo Mortgage Loans and High CLTV MIP Mortgage Loans, ninety-five percent (95%);
     (ii) for Jumbo Mortgage Loans, ninety-three percent (93%); and
     (iii) for High CLTV MIP Mortgage Loans, ninety-two percent (92%).
     After the Requested Purchases, the Aggregate Outstanding Purchase Price will not exceed the Maximum Aggregate Commitment.
     The Seller has delivered today multiple Mortgage Loan Transmission Files. All Loans listed in such Mortgage Loan Transmission Files are Eligible Loans. For each of the Mortgage Loans listed on the Mortgage Loan Transmission Files submitted in connection with this Request/Confirmation:
     (a) the Basic Papers have been or will be executed and delivered by all appropriate Persons.
     (b) the Seller is electronically communicating to the Custodian a complete Mortgage Loan Transmission File, and the information stated for such Mortgage Loan in such standard Mortgage Loan Transmission File is correct and complete in accordance with the Record Layout, as defined and provided for in (and attached as an exhibit to) the Custody Agreement.
     (c) such Mortgage Loan has been (or will be) originated, closed, funded and (if applicable) negotiated and assigned to the Seller.
     (d) for each such Mortgage Loan being offered a Dry Loan, the Basic Papers are being concurrently delivered to the Custodian.
     (e) for each Mortgage Loan being offered as a Wet Loan, the complete File for such Mortgage Loan, including all Basic Papers and all Supplemental Papers, is or will be in the possession of either that Mortgage Loan’s closer, the Seller or the Servicer or Subservicer for that Mortgage Loan, its Basic Papers are in the process of being delivered to the Custodian and such Basic Papers will be delivered to the Custodian on or before seven (7) Business Days after the Purchase Date specified above.
     Pursuant to the terms of the Custody Agreement and acknowledging and agreeing that new value, as that term is used in the New York Uniform Commercial Code, has been given in reliance thereon, the Seller hereby sells, negotiates and transfers to the Buyers the Mortgage Loans listed on the attached Schedule of Mortgage Loans. The Seller acknowledges that the Administrative Agent and the Buyers will rely on the truth of each statement in this Request/Confirmation and such Mortgage Loan Transmission File in purchasing such Purchased Loans referred to herein.
     The Purchase Prices for the Purchased Loans referred to herein should be deposited in the Funding Account for payment as set forth on the instructions in the Mortgage Loan Transmission File or such other account as indicated by the Seller.
     No Default has occurred under the Repurchase Documents that has not been cured by the Seller or declared in writing by the Administrative Agent to have been waived, and no Event of Default has occurred under the Repurchase Documents that the Administrative Agent has not declared in writing to have been cured or waived. There has been no material adverse change in any of the Central Elements in respect of the Seller or any of its Subsidiaries since the date of the Seller’s most recent annual audited Financial Statements that have been delivered to the Administrative Agent and the Buyers.
     All items that the Seller is required to furnish to the Buyers, the Administrative Agent or the Custodian in connection with the Requested Purchases and otherwise have been delivered, or will be delivered before the Purchase Date specified above, in all respects as required by the Current Repurchase Agreement and the other Repurchase Documents. All documentation described or referred to in the Mortgage Loan Transmission File submitted to the Administrative Agent with this Request/Confirmation conform in all respects with all applicable requirements of the Current Repurchase Agreement and the other Repurchase Documents.
     The Seller hereby warrants and represents to the Buyers and the Administrative Agent that none of the Purchased Loans (including, but not limited to, Purchased Loans described or referred to in this request) has been sold to any Person other than the Buyers, is pledged to any Person other than Administrative Agent, for the benefit of itself and the Buyers, or supports any borrowing or repurchase agreement funding other than purchases under the Current Repurchase Agreement.
     The undersigned officer hereby certifies that all of the Seller’s representations and warranties (a) in the Current Repurchase Agreement and all of the other Repurchase Documents (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Repurchase Documents) and (b) in this request, are true and correct on the date of this request; and that the Seller qualifies for the Requested Purchases.

DHI Mortgage Company, Ltd. By: DHI Mortgage Company GP, Inc. Its General Partner
By:
Name:
Title:

EXHIBIT B
SCHEDULE BC
TO MASTER REPURCHASE AGREEMENT
THE BUYERS’ COMMITTED SUMS
(IN DOLLARS)

Buyer	Committed Sum

U.S. Bank National Association	$100,000,000 (or, on the last five Business Days of any fiscal quarter of the Seller and the first seven Business Days of the following fiscal quarter, $125,000,000)

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EXHIBIT C
SCHEDULE DQ
TO MASTER REPURCHASE AGREEMENT
DISQUALIFIERS
     “Disqualifier” means any of the following events; after the occurrence of any Disqualifier, unless the Administrative Agent shall have waived it, or declared it cured, in writing, the Market Value of the affected Purchased Loan shall be deemed to be zero, and the Administrative Agent shall be deemed to have marked such Purchased Loan to market:
     1. Any event occurs, or is discovered to have occurred, after which the affected Purchased Loan fails to satisfy any element of the definition of “Eligible Loan”.
     2. In respect of any Purchased Loan, for any reason whatsoever any of the Seller’s special representations concerning Purchased Loans set forth in Section 15.3 applicable to that type of Purchased Loan shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectability of that Purchased Loan, considered either by itself or together with other Purchased Loans.
     3. Any Purchased Loan shall become In Default.
     4. Seven (7) Business Days shall have elapsed after the Purchase Date upon which a Wet Loan has been sold to the Buyers without all of the Wet Loan’s Basic Papers having been received by the Custodian.
     5. For any Purchased Loan, any Basic Paper shall have been sent to the Seller or its designee for correction, collection or other action and shall not have been returned to the Custodian on or before nineteen (19) days after it was so sent to the Seller.
     6. Any Purchased Loan shall be assumed by (or otherwise become the liability) of, or the real property securing it shall become owned by, any corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless payment in full of such Purchased Loan is guaranteed by a natural person. The Administrative Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.
     7. Any Purchased Loan shall be assumed by (or otherwise become the liability of), or the real property securing it shall become owned by, an Affiliate of the Seller or any of the Seller’s or its Affiliates’ directors, managers, members or officers. The Administrative Agent, the Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loans have been so assumed by (or otherwise become the liability of) such a Person except as otherwise specified by written notice(s) to the Custodian.

C-1

     8. Any Purchased Loan shipped to an Approved Investor shall not be paid for or returned to the Custodian or the Administrative Agent (whichever shipped it) on or before forty-five (45) days after it is shipped.
     9. More than sixty (60) days shall have elapsed since the Purchase Date of a Conforming Mortgage Loan, a High CLTV MIP Mortgage Loan or an Agency-eligible Forty Year Loan.
     10. More than sixty (60) days shall have elapsed since the Purchase Date of a Jumbo Mortgage Loan.
     11. More than ninety (90) days shall have elapsed since the Purchase Date of any Mortgage Loan made in conjunction with a bond program.
     12. Any Purchased Loan that is shipped to the Seller for correction of one or more Basic Papers when the Purchase Value of all Purchased Loans so shipped to the Seller exceeds $10,000,000.
     13. Any Purchased Loan is listed on a Custodian’s Exception Report and the Administrative Agent has not exercised its discretion to exclude such Purchased Loan from this list of Disqualifiers under Section 22.5(a) (for avoidance of doubt, this means a Purchased Loan is subject to discrepancies, inconsistencies or has documents that are incomplete).
     14. Three (3) Business Days shall have elapsed after the Purchase Date upon which any Purchased Loan has been sold to Buyers without such Purchased Loan being registered in the MERS System and the Administrative Agent being designated as “interim funder” of such Purchased Loan in the MERS System.

C-2

EXHIBIT D
SCHEDULE EL
TO MASTER REPURCHASE AGREEMENT
ELIGIBLE LOANS
     “Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less (except for Agency-eligible Forty Year Loans) and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans and shall also mean Single-family Loans that are Agency-eligible Forty Year Loans, Jumbo Mortgage Loans and High CLTV MIP Mortgage Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. It must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:
     (1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.
     (2) That it does not satisfy the Seller’s Underwriting Guidelines for a Single-Family Loan in all material respects.
     (3) That it contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.
     (4) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.
     (5) If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller’s or any such Affiliate’s directors, members, managers or officers.
     (6) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.
     (7) That it is a construction, rehabilitation or commercial loan. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
     (8) Unless the Mortgage Loan is a Conforming Mortgage Loan, such Loan is not (i) subject to a Hedge Agreement, (ii) eligible for purchase by an Agency or (iii) eligible for purchase by two Approved Investors.

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     (9) [Reserved].
     (10) That was originated more than thirty (30) days before its Purchase Date.
     (11) That is In Default or ever was In Default.
     (12) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Administrative Agent, the Buyers and the Custodian may rely on the Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.
     (13) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.
     (14) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Administrative Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
     (15) That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
     (16) That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided that this provision shall not be construed or applied to disqualify a Purchased Loan simply because it was purchased by the Seller out of a pool of Serviced Loans or from a whole loan investor for whose Mortgage Loans the Seller is a Servicer pursuant to the Seller’s (or an Affiliate’s) obligation or election as Servicer to do so. The

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Administrative Agent, Buyers and Custodian may rely on the Seller’s representation and warranty that no Purchased Loan is such a loan.
     (17) That has a Cumulative Loan-to-Value Ratio greater than:
(a)	for qualifying FHA Loans and VA Loans, one hundred percent (100%);

(b)	for High CLTV MIP Mortgage Loans, one hundred three percent (105.5%); and

(c)	for all other Mortgage Loans, ninety percent (90%).
     (18) That has a loan to value ratio greater than eighty percent (80%), unless such Mortgage Loan is an MIP Mortgage Loan or is guaranteed by VA or insured by FHA; provided, however, that a Conforming Mortgage Loan may have a loan to value ratio greater than 80% (but not more than 100%), so long as the portion of such Conforming Mortgage Loan in excess of 80% of the value of the related Mortgaged Premises is covered by mortgage insurance acceptable to the Administrative Agent and the Syndication Agent (the Administrative Agent, Syndication Agent, Buyers and the Custodian may rely on the Seller’s representation and warranty in Section 15.3(n) as to whether this condition is satisfied for any such Purchased Loan).
     (19) As to which any Disqualifier exists.
     (20) Unless all of the Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller’s right to repurchase the Purchased Loan hereunder.
     (21) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.3 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.
     (22) If such Mortgage Loan is not a Conforming Mortgage Loan, Seller has materially changed Seller’s Underwriting Guidelines for such Mortgage Loan and the Administrative Agent and Syndication Agent have not approved such changes.

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